EXHIBIT 10.1

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”), dated                     , by and between Career Education Corporation, a Delaware corporation (the “Company”), and [            ] (the “Grantee”).

In accordance with Section 6 of the Career Education Corporation 2008 Incentive Compensation Plan (the “Plan”) and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option to purchase shares of common stock, par value $0.01 per share, of the Company (“Shares”) on the terms and conditions as set forth below (“Option”). The Option granted hereby is not intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms used, but otherwise not defined herein, shall have the meanings set forth in the Plan.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Grant. The Committee hereby grants this Option to the Grantee on                      (the “Grant Date”) for the purchase from the Company of all or any part of an aggregate of              Shares (subject to adjustment as provided in Section 4.2 of the Plan).

2. Option Price. The purchase price of this Option shall be equal to $         per Share (the “Option Price”) (subject to adjustment as provided in Section 4.2 of the Plan). The Option Price is equal to 100% of the Fair Market Value of one Share of Common Stock on the Grant Date, as calculated under the Plan.

3. Term and Vesting of the Option. The Option Term shall expire on the tenth anniversary of the Grant Date, and, except as otherwise provided herein, vested Shares subject to this Option may be exercised either upon or following the applicable vesting dates (set forth in the table below), as long as such exercise occurs prior to the expiration of this Option as provided in this Agreement and the Plan. The applicable vesting dates for the Shares subject to this Option are as follows:

Vesting Date	Percentage of Option Shares Vested

Notwithstanding the foregoing provisions of this Paragraph 3, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of this Option which is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service with the Company and its Subsidiaries shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.

4. Exercisability. Upon the Participant’s Termination of Service with the Company and its Subsidiaries, unless the Committee determines that Cause exists at the time of such Termination of Service, any Option which is vested at the time of such Termination of Service shall remain exercisable (pursuant to and subject to the terms of the Plan), until the earlier of (a) the third anniversary of such Termination of Service, and (b) the end of the Term. If the Committee makes a determination that Cause exists at the time of such Termination of Service, then all Options held by the Grantee at the time of such Termination of Service shall be immediately cancelled and forfeited to the Company.

5. Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraphs 3 and 4 above, the portion of the Option that has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Paragraph 6 hereof, by his or her permitted successor) upon delivery of the following to the Company:

(a) a written notice of exercise which identifies this Agreement and states the number of whole Shares then being purchased; and

(b) any combination of cash (or by certified or personal check or wire transfer payable to the Company), and/or (i) with the approval of the Committee, Shares or Shares of Restricted Stock then owned by the Grantee in an amount having a combined Fair Market Value on the exercise date equal to the aggregate Option Price of the Shares then being purchased, or (ii) unless otherwise prohibited by law for either the Company or the Grantee, an irrevocable authorization of a third party to sell Shares acquired upon the exercise of the Option and promptly remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholdings resulting from such exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

No Shares shall be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Paragraph 5 and the Plan, the Company, in its sole and complete discretion, shall either (a) credit to the Grantee the number of Shares in respect of which the Option shall have been exercised in a book entry on the records kept by the Company’s stockholder record keeper, or (b) deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised. Upon exercise of the Option (or a portion thereof), the Company shall have a reasonable time to issue the Common Stock or credit such Common Stock on the records, as applicable, for which the Option has been exercised, and the Grantee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance or crediting, as applicable. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is recorded as issued and transferred or credited, as applicable, in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.

6. Limitation Upon Transfer. This Option and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution, or to a Permitted Transferee; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer this Option, other than by will or by the laws of descent and distribution or to a Permitted Transferee, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. This Option shall be exercised during the Grantee’s lifetime only by the Grantee, the Grantee’s guardian, the Grantee’s legal representative or a Permitted Transferee.

7. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to this Option as are provided for in the Plan.

8. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under this Option, except as otherwise provided under the Plan.

This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9. No Limitation on Rights of the Company. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Rights as a Stockholder. The Grantee shall have the rights of a stockholder with respect to the Shares subject to this Option only upon becoming the holder of record of such Shares.

11. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of this Option, or (b) cause a book entry related to the Shares pursuant to an exercise of this Option to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that such issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of such issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

12. No Obligation to Exercise Option. The granting of this Option shall impose no obligation upon the Grantee to exercise this Option.

13. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as a Grantee.

14. Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of this Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Committee regarding the payment of such amount, as provided in Section 17 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of this Option.

15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

16. Governing Law. Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

17. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

IN WITNESS WHEREOF, this Agreement has been duly executed as of                     .

Career Education Corporation

By:
Name:
Title:

Grantee

By:
Name:
Title:

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